All cash offer for PotashCorp A compelling offer for a Tier 1 business Investor presentation 18 August 2010 Exhibit 99.2

A compelling offer for a Tier 1 business Slide 2
Important information
The offer to purchase all of the issued and outstanding common shares of Potash Corporation of Saskatchewan Inc. ("PotashCorp") (the “Offer”) will be made by BHP Billiton
Development 2 (Canada) Limited  (the “Offeror”), an indirect wholly-owned subsidiary of BHP Billiton Plc. This presentation is for information purposes only and does not constitute or form part of any offer to purchase or any solicitation of any offer to sell PotashCorp’s common shares. The Offer (as the same may be varied or extended in accordance with applicable law) will be made exclusively by means of, and subject to the terms and conditions set out in, the offer and the circular, the letter of transmittal, the notice of guaranteed delivery and other related tender offer materials (the “Offer Materials”).
In connection with the Offer, the Offeror, BHP Billiton Limited and BHP Billiton Plc will file with the Canadian securities regulatory authorities the Offer Materials and will file with the
US Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO (the “Schedule TO”), including the Offer Materials.
THE OFFER MATERIALS AND THE SCHEDULE TO, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE
TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. INVESTORS AND
SECURITY HOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE OFFER MATERIALS AND OTHER DOCUMENTS FILED BY THE OFFEROR, BHP BILLITON
LIMITED AND BHP BILLITON PLC WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. AND WITH THE CANADIAN SECURITIES
REGULATORY AUTHORITIES AT WWW.SEDAR.COM. MATERIALS FILED WITH THE SEC OR THE CANADIAN SECURITIES REGULATORY AUTHORITIES WILL BE ABLE
TO BE OBTAINED WITHOUT CHARGE AT BHP BILLITON’S WEBSITE, WWW.BHPBILLITON.COM, OR BY CONTACTING THE INFORMATION AGENTS FOR THE TENDER
OFFER, MACKENZIE PARTNERS, INC. AND KINGSDALE SHAREHOLDER SERVICES INC., BY PHONE AT 1-800-322-2885 and 1-866-851-3215 RESPECTIVELY, OR BY
EMAIL AT potash@mackenziepartners.com AND contactus@kingsdaleshareholder.com RESPECTIVELY.
While the Offer will be made to all holders of PotashCorp common shares, the Offer will not be made or directed to, nor will deposits of PotashCorp common shares be accepted from or on behalf of, holders of PotashCorp common shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer in any such jurisdiction.
This document contains information, including information relating to PotashCorp, that has been derived from publicly available sources that have not been independently verified.
No representation or warranty is made as to the accuracy, completeness or reliability of such information.
Cautionary Statement Regarding Forward-Looking Statements
This presentation may contain, in addition to historical information, certain forward-looking statements. Often, but not always, forward looking statements can be identified by the use of words such as “plans”, “expects”, “expected”, “scheduled”, “estimates”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such forward looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements of the Offeror and BHP Billiton to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements, including the risk that all conditions of the Offer will not be satisfied. Many of these risks and uncertainties relate to factors that are beyond BHP Billiton’s ability to control or estimate precisely, such as future market conditions, changes in regulatory environment and the behavior of other market participants. BHP Billiton cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. BHP Billiton disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of any member of the BHP Billiton Group, PotashCorp or the enlarged BHP Billiton Group following completion of the Offer unless otherwise stated.

A compelling offer for a Tier 1 business Slide 3 Agenda I. A compelling offer to PotashCorp shareholders II. A Tier 1 business III. Details of the Offer IV. Summary

Slide 4
All cash offer for PotashCorp
Compelling offer to
PotashCorp
shareholders
All cash offer of US$130 per share for PotashCorp
Attractive premium, immediate liquidity and certainty of value regarding the company’s growth potential
Fully financed with committed credit facilities
Minimum tender condition of more than 50% of PotashCorp shares outstanding
Closing subject to regulatory approvals and other conditions
Benefits for Canada
BHP Billiton is committed to establishing a truly Canadian potash business
Significant benefits to Saskatchewan, New Brunswick and Canada
Undertakings will be given in respect of operations, employees and other stakeholders of PotashCorp
Attractive opportunity
for BHP Billiton
shareholders
Consistent with our strategy of investing in large, long-life, low-cost, expandable and export oriented assets
Accelerates BHP Billiton’s entry into the fertilizer industry
Leading fertilizer producer with attractive portfolio of assets
Enhances BHP Billiton’s commodity, geographic and customer diversification
BHP Billiton remains committed to maintaining a solid A credit rating
Leverages BHP Billiton’s global capability and experience in building, operating and expanding mining operations
Expected to be EPS accretive in second full fiscal year following consolidation
A compelling offer for a Tier 1 business

Slide 5
An attractive premium to PotashCorp
shareholders
All cash offer of US$130 per share implying
equity value of approx. US$40 billion
Provides value certainty and immediate
liquidity for PotashCorp shareholders
Attractive premium
(a)
– 20% to closing share price on 11 August
– 32% to 30-trading day VWAP
– 33% to 60-trading day VWAP
Historic median of one day premia for
all-cash Canadian transactions
(1 January 2000 – 30 June 2010) is 20%
(b)
Source: Market data from Bloomberg as at 11 August 2010, Thomson Financial, Dealogic Analytics.
(a) VWAP calculated on NYSE trading volume for the respective period ending 11 August 2010, the last trading day preceding the date BHP Billiton’s Chief Executive Officer made a combination proposal to PotashCorp’s President and Chief Executive Officer (12 August 2010)
(b) Includes completed and pending transactions involving Canadian target or acquirer with transaction value great than US$10 million;
includes public target transactions where initial stake is <50% and final stake is >51%.
(c) EBITDA estimates based on broker consensus on a calendar year end basis sourced from Thomson Financial. Enterprise values calculated using the most recent filings for PotashCorp and the peer group. Unless otherwise noted, EV / EBITDA multiples adjusted to exclude investments in associates (at market value) from enterprise values and corresponding EBITDA contribution (based on equity research). Enterprise values also include pension funding deficit where applicable. Peer group includes average EV / EBITDA multiples of Agrium, Arab Potash, CF Industries, Israel Chemicals, Mosaic,
Sinofert, SQM and Yara. Calculated on a fully diluted basis, using the treasury method.
(d) Enterprise values, for the purposes of this calculation, do not exclude investments in associates and corresponding EBITDA contribution.
Attractive premium
(a)
(US$)
0
50
100
150
Share price on 11
August 2010
30-trading day VWAP 60-trading day VWAP
US$130/share
20%
32%
33%
Compelling offer valuation
(EV / EBITDA)
(c)
10.1x
12.6x
11.3x
11.4x
8.2x
9.2x
7.5x
8.3x
0
5
10
15
EV/2011E EBITDA EV/2012E EBITDA
Peer group PotashCorp
11 August 2010
PotashCorp at
Offer value
Including
investments (d)
Excluding
investments
A compelling offer for a Tier 1 business

Slide 6 Slide 6
Employment Security
Commitment to maintain current levels of Canadian operational employment for foreseeable future
Opportunities for PotashCorp employees within larger Group
Governance and
Executive Management
Intend to locate key management functions of PotashCorp in Canada
Identifying and proposing a Canadian for the BHP Billiton Board
Headquarters
Global potash business to be domiciled in Canada
Locate the President and management of the Canadian potash operations in
Saskatchewan
Investment
Evaluation of and commitment to Jansen project continues unchanged
Continue PotashCorp’s planned and previously announced expansions
Community Support
Build on existing strong relationships with Canadian and Saskatchewan
Governments and local communities
Fulfil existing community commitments and bring PotashCorp’s overall spending commitments on Canadian community programs in line with BHP Billiton’s higher global commitment levels
(a)
Long-term commitment and net benefit to Canada
(a) BHP Billiton’s policy is to spend 1% of Profit Before Tax on a 3 year rolling average basis.
A compelling offer for a Tier 1 business

Slide 7 Agenda I. A compelling offer to PotashCorp shareholders II. A Tier 1 business III. Details of the Offer IV. Summary A compelling offer for a Tier 1 business

Slide 8
Potash mining is attractive for BHP Billiton
Attractive industry fundamentals
– Increasing demand for food
– Decreasing arable land per capita
– Shift to higher protein diets
– Need for more balanced fertilization to
maximize yields
Common characteristics with other mining
operations in which BHP Billiton is a leader
– Globally traded commodity
– Export orientated
– Large scale
Leverages BHP Billiton’s global capability
and experience in building, operating and
expanding mining operations
Arable land per capita vs. population
(World population, bn) (Arable land, ha/person
(a)
)
Source: US Census Bureau, International Data Base, International Feed Industry Federation.
(a) Hectares Per Person of Arable Land & Land in Permanent Crops.
0
2
4
6
8
10
1960 1970 1980 1990 2000 2010E 2020E
0
0.1
0.2
0.3
0.4
0.5
Total potash consumption vs. GDP per capita
(2008 per capita potash consumption, kg)
Source: Global Insight, Fertecon.
(2008 per capita income, $ PPP)
0
2
4
6
8
10
12
0 10,000 20,000 30,000 40,000 50,000
USA
Russia
China
India
Japan
A compelling offer for a Tier 1 business

Slide 9
Overview of PotashCorp
Established by the Province of Saskatchewan
in 1975
Operations and business interests in seven
countries with main operations in North America
Approximately 5,000 employees
The world’s largest fertilizer company by capacity
– Leading potash miner, responsible for
approximately 20% of global capacity
– #3 in global phosphate capacity and #1 global
producer of specialty phosphate products
– #4 in global ammonia capacity
Head Office for potash in Saskatoon, Saskatchewan
Strategic equity investments:
– Israel Chemicals (14%)
– Arab Potash Company (28%)
– SQM (32%)
– Sinofert Holdings (22%)
Source: PotashCorp disclosure.
Potash Assets
Phosphate Assets
Nitrogen Assets
New Brunswick
Saskatchewan
Allan
Cory
Esterhazy
Patience Lake
Rocanville
Lanigan
Saskatchewan
Sussex
A compelling offer for a Tier 1 business

bhpbilliton
resourcing the future

PotashCorp
Mosaic
Belaruskali
Silvinit
ICL
Uralkali
K+S
QSLP
Agrium
Arab Potash
SQM
Intrepid

Slide 10
PotashCorp has a Tier 1 asset portfolio
High quality mining portfolio
– Large, long-life
– Well positioned on the cost curve
– Expandable
– Export-oriented
Attractive margins
BHP Billiton’s and PotashCorp’s potash
mining assets are a natural fit
Attractive positions in phosphate
and nitrogen
0
3
6
9
12
PotashCorp has low-cost potash operations
(Cash costs, $/t KCl at minegate)
World’s largest potash company
(2009 capacity, mmt)
Source: PotashCorp and company disclosures.
Reflects “Operational capability” for PotashCorp, stated capacity for other producers.
Source: CRU 2014 cost curve (based on conversion costs at capacity).
Excludes Greenfield projects.
(Cumulative tonnes, Mt KCl)
Other
PotashCorp
A compelling offer for a Tier 1 business

Slide 11
Further diversifies the BHP Billiton portfolio
Iron Ore
Manganese
Metallurgical Coal
Petroleum
Stainless Steel Materials
Aluminium
Base Metals
Diamonds & Specialty Products
Energy Coal
Fertilizers
BHP Billiton PotashCorp
Combined operations
Combined operations
Attractive new commodity
New set of customers in
North and South America
More significant operating
position in Canada, an
attractive investment
destination
A compelling offer for a Tier 1 business

Slide 12 Agenda I. A compelling offer to PotashCorp shareholders II. A Tier 1 business III. Details of the Offer IV. Summary A compelling offer for a Tier 1 business

Slide 13
Details of the offer
Offer
US$130 per share in cash
Implied equity value and enterprise value of approx. US$40 billion and approx.
US$43 billion, respectively
(a)
Premium
20% premium to 11 August, immediately before the approach to PotashCorp
32% premium to the 30-trading day VWAP
(b)
33% premium to the 60-trading day VWAP
(b)
Financing
Fully committed financing facility
Committed to maintaining solid A rating and preserving financial flexibility
BHP Billiton maintains progressive dividend policy
Bid Conditions
Minimum tender of more than 50% of PotashCorp shares outstanding
Canada and US competition and foreign investment approvals
Other filings and regulatory approvals
Other customary conditions
The recently-adopted PotashCorp shareholder rights plan being terminated or determined to be ineffective
Timing
Offer to commence on 20 August 2010
Initial expiry date of 19 October 2010
(a) Calculated on a fully diluted basis, using the treasury method, including all outstanding in-the-money options and unfunded pension and other post-retirement benefit obligations as disclosed in PotashCorp’s 2009 Financial Review.
(b) VWAP calculated on NYSE trading volume for the respective period ending 11 August 2010.
A compelling offer for a Tier 1 business

Slide 14 Agenda I. A compelling offer to PotashCorp shareholders II. A Tier 1 business III. Details of the Offer IV. Summary A compelling offer for a Tier 1 business

Slide 15
All cash offer at an attractive premium to PotashCorp shareholders
Potash is an attractive commodity for BHP Billiton
PotashCorp has a Tier 1 asset portfolio that fits naturally with BHP Billiton’s global capability and experience in building, operating and expanding mines
Accelerates BHP Billiton’s entry into the fertilizer industry and further diversifies the portfolio
Fully funded offer
Long-term commitment and net benefit to Canada
A compelling offer for a Tier 1 business
A compelling offer for a Tier 1 business

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